UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 2, 2008

WEST CANYON ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-130673	20-8756823
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

20333 State Highway 249, Suite 200 – 113, Houston, TX		77070-26133
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (281) 378-1563

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective July 2, 2008, we entered into a consulting agreement with Summit Consulting Limited to retain the services of Shane Reeves as president and director of our company. Pursuant to the terms of the consulting agreement, we have agreed to pay monthly management fees of $8,000, as compensation for the services to be rendered to our company. In addition, the consulting agreement provides for the issuance of 500,000 shares of common stock upon our entering into the consulting agreement and the issuance of 500,000 shares of common stock upon each annual renewal of the consulting agreement.

Item 3.02 Unregistered Sales of Equity Securities

On July 22, 2008, we approved the issuance of 500,000 shares of our common stock to Shane Reeves pursuant to the terms of the consulting agreement.

We will issue all of the shares to a U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on the exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and upon Rule 506 of Regulation D of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits

10.1	Consulting Agreement between our company and Summit Consulting Limited dated effective the 2nd day of July, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST CANYON ENERGY CORP.

/s/ Shane Reeves
Shane Reeves
President

Date: July 23, 2008